Exhibit 10.3

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

RESTRICTED STOCK AGREEMENT

UNDER THE

TIDEWATER INC.

EMPLOYEE RESTRICTED STOCK PLAN

THIS AGREEMENT is entered into as of                  , 200   by and between Tidewater Inc. (the “Company”) and Employee (“Award Recipient”).

WHEREAS, the Company maintains the Tidewater Inc. Employee Restricted Stock Plan (the “Plan”), under which the Compensation Committee of the Board of Directors of the Company (the “Committee”) may award restricted shares of the Company’s common stock, $.10 par value per share (the “Restricted Stock”), to key employees of the Company or its subsidiaries as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

WHEREAS, the Committee has delegated its authority under the Plan, as permitted thereby, to the President of the Company to make certain grants and to establish the terms thereof; and

WHEREAS, the President has awarded to the Award Recipient shares of Restricted Stock;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

I.

AWARD OF SHARES

Under the terms of the Plan, the Company has awarded to the Award Recipient a restricted stock award effective                  , 200   of              shares of Restricted Stock subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement. The definition of all capitalized terms used herein and not otherwise defined herein shall be as provided in the Plan.

II.

AWARD RESTRICTIONS

2.1 The period during which the restrictions imposed on Restricted Stock by this Agreement are in effect is referred to herein as the “Restricted Period.” During the Restricted Period, the Award Recipient shall be entitled to all rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon. The Restricted Stock and the right to vote the Restricted Stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restricted Period.

2.2 The Restricted Period for the Restricted Stock shall end and the shares of Restricted Stock shall become vested and freely transferrable as set forth below:

With respect to              of the shares of Restricted Stock on                  , 200  ;

With respect to an additional              of the shares of Restricted Stock on March     , 200  ;

With respect to an additional              of the shares of Restricted Stock on March     , 2006.

If the employment of the Award Recipient terminates for any reason other than death or disability, as provided in Section 2.3, any shares of Restricted Stock, with respect to which the Restricted Period has not ended, will be immediately forfeited.

2.3 To the extent Restricted Stock has not otherwise become vested and freely transferable in accordance with Section 2.2, the Restricted Period shall end and the Restricted Stock will become fully vested and freely transferable by the Award Recipient or his estate upon the death of the Award Recipient or upon a determination by the Committee that the Award Recipient has become disabled. In addition, the Committee may declare the Restricted Period and shares of Restricted Stock fully vested at any time in its discretion.

III.

STOCK CERTIFICATES

3.1 The stock certificates evidencing the Restricted Stock shall be registered in the name of the Award Recipient and shall be held by the Company, together with a stock power executed by the Award Recipient in blank, during the Restricted Period in accordance with the terms of the Plan. The Company shall place the following legend on the stock certificates:

The transferability of this certificate and the shares of Common Stock represented thereby are subject to the terms and conditions (including conditions of forfeiture) contained in the Tidewater Inc. Employee Restricted

Stock Plan (the “Plan”) and an agreement entered into between the registered owner and the Company. A copy of the Plan and Agreement is on file on the office of the Secretary of the Company.

3.2 Upon termination of the Restricted Period with respect to the Restricted Stock, the Company shall cause a stock certificate without a restrictive legend covering the Restricted Stock to be issued in the name of the Award Recipient or his nominee within 30 days after the end of the Restricted Period. Upon receipt of such stock certificate, the Award Recipient is free to hold or dispose of the shares represented by such certificate, subject to applicable securities laws.

IV.

WITHHOLDING TAXES

4.1 At any time that an Award Recipient is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the issuance of or the lapse of restrictions on Restricted Stock, the participant may, subject to the Committee’s right of disapproval, satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the “Tax Date”).

4.2 Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections.

V.

RIGHT TO CONTINUED EMPLOYMENT

Nothing in the Plan or in this Agreement shall confer upon an Award Recipient any right to continue in the employ of the Company or a subsidiary or in any way affect the Company’s or a subsidiary’s right to terminate the Award Recipient’s employment.

VI.

BINDING EFFECT

This Agreement shall be binding upon and inure to the benefit of the successors, executors, administrators, and heirs of the respective parties.

VII.

INCONSISTENT PROVISIONS

The Restricted Shares granted hereby are subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with a provision of the Plan, the Plan provisions shall control.

VIII.

FORCE AND EFFECT

The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

TIDEWATER INC.

By:
By:
Title:

Employee
Award Recipient